Exhibit 4.3

Number P-	LIBERTY BROADBAND CORPORATION Incorporated Under the Laws of the State of Delaware	Shares -0-

CUSIP [•]

SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK, par value $0.01 per share

Specimen Certificate

This Certifies that [          ]  is the owner of [          ] FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF LIBERTY BROADBAND CORPORATION (hereinafter called the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

Witness, the seal of the Corporation and the signatures of its duly authorized officers

Dated:

[Liberty Broadband Corporation
Corporate Seal]
SECRETARY		CHIEF EXECUTIVE OFFICER PRESIDENT